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                                                           EXHIBIT 1.A.(5)(b)(1)


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                      ML LIFE INSURANCE COMPANY OF NEW YORK           NEW YORK,
                                                                      NEW YORK



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                             BACKDATING ENDORSEMENT




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 ENDORSEMENT DATE              Insured:  RICHARD ROE

                               Policy Number:  SPECIMEN

                               Policy Date:  Nov. 28, 1990

                               Endorsement Effective Date:  Nov. 28, 1990

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                               Endorsement on This Policy on its Date of Issue:

                               For the policy processing period beginning on the policy date we will calculate the net rate of return for an investment division as follows:


                                  (1)      For the period from the policy date
                                           to the Endorsement Effective Date we
                                           will credit interest at the rate used
                                           in our computations shown in the
                                           Policy Schedule 2.

                                  (2)      For the period from the Endorsement
                                           Effective Date to the next policy
                                           processing date, we will credit the
                                           division's net rate of return for
                                           such period.


                /S/ BARRY G. SKOLNICK        /S/ ALLEN JONES
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                    Barry G. Skolnick            Allen Jones
                        Secretary                 President





MBDR87                                                                SPECIMEN